Exhibit 99.1

NEWS RELEASE

Vistra Energy Significantly Increases Merger

Synergy Targets, Announces Post-Merger Financial

Guidance, and Reports First Quarter Results

IRVING, Texas, May 4, 2018 — Vistra Energy Corp. (NYSE: VST):

Highlights:

•	Completed merger with Dynegy on April 9, 2018 — ahead of schedule and without any required divestiture of ERCOT gas-fueled power plants

•	Increased targeted EBITDA, free cash flow, and tax synergy value levers associated with the merger by nearly 60 percent:

($ in millions)	Oct. 2017 Estimate	May 2018 Estimated	Increase
Adjusted EBITDA Value Levers	$350	$500	$150
After-Tax Adj. Free Cash Flow Value Levers	$65	$235	$170
NPV of DYN NOLs and AMT Credit Refunds	$500-600	$750-850	$250

•	Initiated 2018 and 2019 combined company guidance, provided 2018 illustrative guidance pro forma for a Jan. 1, 2018 merger close, and provided 2019 illustrative guidance pro forma for full run-rate of merger synergies; projections significantly higher than Vistra management’s October 2017 forecast:

($ in millions)	2018E Guidance	2018E Illustrative[1]	2019E Guidance	2019E Illustrative[1]
Ongoing Ops. Adj. EBITDA[2]	$2,700 – $2,900	$3,150 – $3,350	$3,200 – $3,500	$3,275 – $3,575
Ongoing Ops. Adj. FCF[2]	$1,400 – $1,600	$1,675 – $1,875	$2,050 – $2,350	$2,150 – $2,450

•	Repurchased a portion of Odessa Power Plant earnout, with an expected earnings benefit (net of premium paid) of approximately $23 million in the aggregate forecasted to be realized over the next three years

•	Grew retail customer counts and introduced new digital platform for multifamily customers

•	Scheduled to reach commercial operations at 180 MW Upton County 2 solar facility on May 31, 2018

•	Repaid remaining $850 million principal amount of 6.75% senior notes due 2019 on May 1, 2018

[1]	2018E Illustrative guidance provided solely to give investors a full-year view of the earnings power of the combined company. 2019E Illustrative guidance provided solely to give investors a view of the earnings power of the combined company once the full run-rate of value levers is achieved. Such guidance is being provided for illustrative purposes only and does not reflect management’s actual expectations for 2018 and 2019 performance.
[2]	Excludes results from the Asset Closure segment. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. See the “Reg G Reconciliations” tables for further details.

Vistra Energy – Press Release

May 4, 2018, Page 2

Completed Merger with Dynegy and Increasing Value Lever and Synergy Targets

On April 9, 2018, Vistra Energy Corp. (NYSE: VST) closed its merger with Dynegy, Inc., creating the leading, lowest-cost integrated power company across the key competitive markets in the United States. Through the combination, Vistra has achieved earnings, geographic, and fuel diversification and transformed into a highly efficient, natural gas-centric power plant fleet with approximately 41,000 MW of capacity (84 percent of which is in the attractive ERCOT, PJM, and ISO-NE regions). In addition, Vistra has expanded its retail footprint and created a platform for further retail growth and integration, while maintaining a strong and liquid balance sheet – with an intention to de-lever to a 2.5 times net debt to EBITDA target by year-end 2019.

Vistra also believes the combination creates the opportunity to drive substantial value for shareholders through the anticipated realization of projected EBITDA and after-tax free cash flow value levers and tax synergies. Based on further, in-depth diligence undertaken since the merger was announced, Vistra is increasing its previously communicated adjusted EBITDA, adjusted free cash flow, and tax synergy value lever targets, as reflected in the table below.

($ in millions)	Oct. 2017 Estimate	May 2018 Estimated	Increase
Adjusted EBITDA Value Levers	$350	$500	$150
After-Tax Adj. Free Cash Flow Value Levers	$65	$235	$170
NPV of DYN NOLs and AMT Credit Refunds	$500-600	$750-850	$250

Combined Company Guidance

Vistra is initiating 2018 and 2019 guidance reflecting the closing of the merger with Dynegy. Vistra’s 2018 guidance reflects earnings and cash flow expectations of Vistra on a stand-alone basis for the period prior to April 9, 2018 and earnings and cash flow expectations on a combined-company basis for the period from April 9 through Dec. 31, 2018. The guidance assumes power price curves as of March 30, 2018 in all markets.

The combined company is projected to convert approximately 60 percent of its ongoing operations adjusted EBITDA to free cash flow on an annual basis, which far exceeds other commodity-based, capital-intensive industries, affording Vistra a broad range of capital allocation alternatives, including the potential to return capital to shareholders.

Vistra Energy Guidance ($ in millions)	2018E	2019E
Ongoing Operations Adjusted EBITDA[3]	$2,700 – 2,900	$3,200 – 3,500
Ongoing Operations Adjusted Free Cash Flow[3]	$1,400 – 1,600	$2,050 – 2,350

[3]	Excludes results from the Asset Closure Segment. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. See the “Reg G Reconciliations” tables for further details.

Vistra Energy – Press Release

May 4, 2018, Page 3

Pro Forma Illustrative Guidance4

Vistra is also providing illustrative guidance for 2018 and 2019. The 2018 illustrative guidance is pro forma for a merger close date of Jan. 1, 2018, which provides visibility into the hypothetical earnings power of the combined company for the full year. The 2019 illustrative guidance is pro forma for the full run-rate of value levers, providing a view of the potential earnings power of the combined company after all targeted merger value levers are realized. The illustrative guidance is provided for illustration purposes only and is not intended to replace Vistra’s actual guidance set forth above.

Vistra Energy Illustrative Guidance ($ in millions)	2018E Pro forma for 1-1-18 merger close	2019E Pro forma for full run-rate value lever estimates
Ongoing Operations Adjusted EBITDA[5]	$3,150 –3,350	$3,275 – 3,575
Ongoing Operations Adjusted Free Cash Flow[5]	$1,675 –1,875	$2,150 – 2,450

Summary of Financial Results for the First Quarter Ended March 31, 2018 (in millions):

	Three Months Ended March 31,
($ in millions)	2018	2017
Ongoing Operations Net Income (Loss)[6]	$(284)	$91
Ongoing Operations Adjusted EBITDA[5]	$263	$285
- excl. Odessa Earnout Buyback[5]	$284	$285

Vistra reported a net loss from its ongoing operations of $284 million for the three months ended March 31, 2018 as compared to net income from its ongoing operations of $91 million in the first quarter of 2017. The quarter-over-quarter decrease was driven by $426 million of unrealized losses on wholesale hedge positions in 2018, reflecting sharply rising ERCOT forward power prices due principally to higher market heat rates.

Vistra reported adjusted EBITDA from its ongoing operations of $263 million in the first quarter of 2018, exceeding expectations embedded in Vistra’s stand-alone earnings guidance, versus $285 million in the first quarter of 2017. The decrease was driven predominantly by a $21 million reduction in adjusted EBITDA related to Vistra’s partial buyback of the Odessa Power Plant earnout for a three-year period, which is expected to generate an approximately $3 million and $23 million adjusted EBITDA benefit (net of the premium paid) for Vistra in 2018 and in the aggregate over the next three years, respectively. Operating and maintenance expenses were higher quarter over quarter as a result of outage expense timing. These impacts were partially offset by higher adjusted EBITDA from the retail segment due to favorable weather and lower SG&A expenses versus the first quarter of 2017.

[4]	2018E Illustrative guidance provided solely to give investors a full-year view of the earnings power of the combined company. 2019E Illustrative guidance provided solely to give investors a view of the earnings power of the combined company once the full run-rate of value levers is achieved. Such guidance is being provided for illustrative purposes only and does not reflect management’s actual expectations for 2018 and 2019 performance.
[5]	Excludes results from the Asset Closure Segment. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. See the “Reg G Reconciliations” tables for further details.
[6]	Ongoing Operations includes Wholesale Generation, Retail Electricity, and Corporate and Other. It excludes the Asset Closure segment.

Vistra Energy – Press Release

May 4, 2018, Page 4

Segment Results:

Table 1: Net Income / (Loss)

	Three Months Ended March 31,
($ in millions)	2018	2017
Retail	$771	$(113)
Wholesale[7]	$(1,086)	$303
Corporate / Other	$31	$(99)

Ongoing Operations	(284)	91

Asset Closure[7]	$(22)	$(13)

Total	$(306)	$78

Table 2: Adjusted EBITDA

	Three Months Ended March 31,
($ in millions)	2018	2017
Retail	$194	$177
Wholesale[7]	$70	$105
Corporate	$(1)	$3

Ongoing Operations	263	285

Asset Closure[7]	$(22)	$(9)

Total	$241	$276

Retail: First quarter net income was $771 million, $884 million higher than first quarter 2017 results primarily due to unrealized gains on hedge positions with Vistra’s wholesale segment driven by sharply rising ERCOT forward prices principally driven by higher market heat rates. Adjusted EBITDA totaled $194 million for the first quarter 2018 compared to $177 million during the same period in 2017, with the increase driven by comparatively favorable weather and lower SG&A expenses.

Wholesale: First quarter net loss was $1,086 million, $1,389 million lower than first quarter 2017 results primarily driven by unrealized losses of $1,069 million on wholesale positions with both retail affiliates and third-parties caused by sharply rising ERCOT forward power prices principally driven by higher market heat rates. Adjusted EBITDA totaled $70 million for the first quarter 2018 compared to $105 million during the same period in 2017 with the decrease driven by outage expense timing, as well as a $21 million reduction in adjusted EBITDA in February 2018 related to Vistra’s partial buyback of the Odessa Power Plant earnout, which is expected to generate a $3 million and $23 million adjusted EBITDA benefit (net of the premium paid) for Vistra in 2018 and in the aggregate over the next three years, respectively. The partial buyback had a minimal impact on net income as the earnout is marked to market for GAAP reporting.

[7]	In accordance with GAAP, 2017 results have been recast to reflect the introduction of the Asset Closure segment.

Vistra Energy – Press Release

May 4, 2018, Page 5

Asset Closure: First quarter net loss was $22 million, compared to a net loss of $13 million in the first quarter of 2017, and first quarter 2018 Adjusted EBITDA totaled $(22) million compared to $(9) million during the same period in 2017. The decrease was primarily driven by lower contribution from assets that were retired throughout the first quarter of 2018 but were generating revenues for the entire first quarter of 2017.

Liquidity

Liquidity ($ in millions)	3/31/2018 (Pro forma for merger close)	3/31/2018 (Vistra stand-alone)
Cash	$939	$1,379
Revolver Availability	$1,495	$584
Term Loan C Availability	$18	$18

Total	$2,452	$1,981

As of March 31, 2018, on a stand-alone basis, Vistra had total available liquidity of approximately $1.981 billion, including cash and cash equivalents of $1.379 billion, $18 million in available letter of credit capacity under its term loan C facility, and $584 million of availability under its revolving credit facility, which remained undrawn but had $276 million of letters of credit outstanding as of March 31, 2018.

Assuming the merger had closed on March 31, 2018 and that Vistra utilized $864 million of cash to pay the principal and redemption premium for the remaining $850 million of legacy Dynegy 6.75% notes due November 2019, Vistra on a combined-company basis would have had approximately $2.452 billion of liquidity, including cash and cash equivalents of $939 million, $18 million in available letter of credit capacity under its term loan C facility, and $1,495 million of combined availability under its revolving credit facilities, which remained undrawn but had a cumulative $910 million of letters of credit outstanding as of March 31, 2018.

Earnings Conference Call

Vistra will host a conference call today, May 4, 2018, beginning at 8 a.m. EDT (7 a.m. CDT) to discuss these results and related matters. The live, listen-only webcast of the conference call and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the call will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases), “adjusted free cash flow” (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures, other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from new Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow” (adjusted free cash flow less cash flow from operating activities from new Asset Closure segment), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the

Vistra Energy – Press Release

May 4, 2018, Page 6

most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and adjusted EBITDA. Vistra Energy uses adjusted free cash flow as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as adjusted free cash flow. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. . Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy and Dynegy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s and Dynegy’s respective annual reports on Form 10-K for the fiscal year ended Dec. 31, 2017.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra Energy – Press Release

May 4, 2018, Page 7

VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended March 31,
	2018	2017
Operating revenues	$765	$1,357
Fuel, purchased power costs and delivery fees	(650)	(683)
Operating costs	(194)	(214)
Depreciation and amortization	(153)	(170)
Selling, general and administrative expenses	(162)	(135)

Operating income (loss)	(394)	155
Other income	10	9
Other deductions	(2)	—
Interest expense and related charges	9	(24)
Impacts of Tax Receivable Agreement	(18)	(21)

Income (loss) before income taxes	(395)	119
Income tax benefit (expense)	89	(41)

Net income (loss)	$(306)	$78

Weighted average shares of common stock outstanding:
Basic	428,450,384	427,583,339
Diluted	428,450,384	427,800,350
Net income (loss) per weighted average share of common stock outstanding:
Basic	$(0.71)	$0.18
Diluted	$(0.71)	$0.18

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2018	2017
Cash flows — operating activities:
Net income (loss)	$(306)	$78
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	180	226
Deferred income tax (benefit) expense, net	(83)	42
Unrealized net (gain) loss from mark-to-market valuations of derivatives	356	(129)
Accretion expense	19	14
Impacts of Tax Receivable Agreement	18	21
Stock-based compensation	6	4
Other, net	7	(13)
Changes in operating assets and liabilities:
Margin deposits, net	(64)	113
Accrued interest	(11)	(31)
Accrued taxes	(69)	(73)
Accrued incentive plan	(50)	(73)
Other operating assets and liabilities	(25)	(38)

Cash (used in) provided by operating activities	(22)	141

Cash flows — financing activities:
Repayments/repurchases of debt	(10)	(13)
Other, net	1	(5)

Cash used in financing activities	(9)	(18)

Cash flows — investing activities:
Capital expenditures	(39)	(31)
Nuclear fuel purchases	(11)	(12)
Solar development expenditures	(21)	—
Proceeds from sales of nuclear decommissioning trust fund securities	46	79
Investments in nuclear decommissioning trust fund securities	(51)	(84)
Other, net	(1)	(3)

Cash used in investing activities	(77)	(51)

Net change in cash, cash equivalents and restricted cash	(108)	72
Cash, cash equivalents and restricted cash — beginning balance	2,046	1,588

Cash, cash equivalents and restricted cash — ending balance	$1,938	$1,660

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VISTRA ENERGY CORP.

REG G RECONCILIATIONS – Q1 2018 ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31, 2018
	Wholesale Generation	Retail Electricity	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$(1,086)	$771	$31	$(284)	$(22)	$(306)
Income tax expense (benefit)	—	—	(89)	(89)	—	(89)
Interest expense and related charges	8	—	(17)	(9)	—	(9)
Depreciation and amortization (a)	84	76	13	173	—	173

EBITDA before adjustments	$(994)	$847	$(62)	$(209)	$(22)	$(231)
Unrealized net (gain) loss resulting from hedging transactions	1,070	(655)	—	415	—	415
Fresh start accounting impacts	(2)	12	—	10	—	10
Impacts of Tax Receivable Agreement	—	—	18	18	—	18
Reorganization items and restructuring expenses	—	—	2	2	—	2
Non-cash compensation expenses	—	—	6	6	—	6
Transition and merger expenses	2	—	26	28	—	28
Other, net	(6)	(10)	9	(7)	—	(7)

Adjusted EBITDA	$70	$194	$(1)	$263	$(22)	$241

(a)	Includes nuclear fuel amortization of $20 million in the Wholesale Generation segment.

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VISTRA ENERGY CORP.

REG G RECONCILIATIONS – Q1 2017 ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31, 2017
	Wholesale Generation	Retail Electricity	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$303	$(113)	$(99)	$91	$(13)	$78
Income tax expense (benefit)	—	—	41	41	—	41
Interest expense and related charges	1	—	23	24	—	24
Depreciation and amortization (a)	83	106	11	200	—	200

EBITDA before adjustments	$387	$(7)	$(24)	$356	$(13)	$343
Unrealized net (gain) loss resulting from hedging transactions	(282)	162	—	(120)	—	(120)
Fresh start accounting impacts	(1)	24	—	23	4	27
Impacts of Tax Receivable Agreement	—	—	21	21	—	21
Reorganization items and restructuring expenses	—	—	4	4	—	4
Other, net	1	(2)	2	1	—	1

Adjusted EBITDA	$105	$177	$3	$285	$(9)	$276

(a)	Includes nuclear fuel amortization of $30 million in the Wholesale Generation segment.

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VISTRA ENERGY CORP.

REG G RECONCILIATIONS – 2018 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$549	$705	$(94)	$(84)	$455	$621
Income tax expense	139	183	—	—	139	183
Interest expense and related charges	552	552	—	—	552	552
Depreciation and amortization	1,244	1,244	—	—	1,244	1,244

EBITDA before adjustments	$2,485	$2,685	$(94)	$(84)	$2,391	$2,601
Unrealized net (gain) loss resulting from hedging transactions	(58)	(58)	—	—	(58)	(58)
Adjusted EBITDA from unconsolidated investments and exclude noncontrolling interest	(5)	(5)	—	—	(5)	(5)
Fresh start accounting impacts	26	26	—	—	26	26
Impacts of Tax Receivable Agreement	64	64	—	—	64	64
Reorganization and restructuring expenses	2	2	—	—	2	2
Transition and merger expenses	156	156	—	—	156	156
Other, net	29	29	4	4	33	33

Adjusted EBITDA	$2,700	$2,900	$(90)	$(80)	$2,610	$2,820
Interest payments	(634)	(634)	—	—	(634)	(634)
Tax payments	(51)	(51)	—	—	(51)	(51)
Tax receivable agreement payments	(24)	(24)	—	—	(24)	(24)
Working capital and margin deposits	25	25	—	—	25	25
Reclamation and remediation	(44)	(44)	(102)	(102)	(146)	(146)
Other changes in operating assets and liabilities	(262)	(262)	6	16	(257)	(247)

Cash provided by operating activities	$1,710	$1,910	$(186)	$(166)	$1,524	$1,744
Capital expenditures including nuclear fuel	(508)	(508)	—	—	(508)	(508)
Solar development expenditures	(29)	(29)	—	—	(29)	(29)
Other net investing activities	(24)	(24)	—	—	(24)	(24)

Free cash flow	$1,149	$1,349	$(186)	$(166)	$963	$1,183
Working capital and margin deposits	(25)	(25)	—	—	(25)	(25)
Solar development expenditures	29	29	—	—	29	29
Taxes related to Alcoa Settlement	45	45	—	—	45	45
Transition and merger expenses	156	156	—	—	156	156
Generation plant retirement expenses	—	—	26	26	26	26
Transition capital expenditures	45	45	—	—	45	45

Adjusted free cash flow	$1,400	$1,600	$(160)	$(140)	$1,240	$1,460

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VISTRA ENERGY CORP.

REG G RECONCILIATIONS – 2018 GUIDANCE (ILLUSTRATIVE)

(Unaudited) (Millions of Dollars)

	Illustrative
	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$695	$851	$(94)	$(84)	$601	$767
Income tax expense	178	222	—	—	178	222
Interest expense and related charges	668	668	—	—	668	668
Depreciation and amortization	1,394	1,394	—	—	1,394	1,394

EBITDA before adjustments	$2,935	$3,135	$(94)	$(84)	$2,841	$3,051
Unrealized net (gain) loss resulting from hedging transactions	(58)	(58)	—	—	(58)	(58)
Adjusted EBITDA from unconsolidated investments and exclude noncontrolling interest	(5)	(5)	—	—	(5)	(5)
Fresh start accounting impacts	26	26	—	—	26	26
Impacts of Tax Receivable Agreement	64	64	—	—	64	64
Reorganization and restructuring expenses	2	2	—	—	2	2
Transition and merger expenses	156	156	—	—	156	156
Other, net	29	29	4	4	33	33

Adjusted EBITDA	$3,150	$3,350	$(90)	$(80)	$3,060	$3,270
Interest payments	(740)	(740)	—	—	(740)	(740)
Tax payments	(51)	(51)	—	—	(51)	(51)
Tax receivable agreement payments	(24)	(24)	—	—	(24)	(24)
Working capital and margin deposits	25	25	—	—	25	25
Reclamation and remediation	(44)	(44)	(102)	(102)	(146)	(146)
Other changes in operating assets and liabilities	(251)	(251)	6	16	(245)	(235)

Cash provided by operating activities	$2,065	$2,265	$(186)	$(166)	$1,879	$2,099
Capital expenditures including nuclear fuel	(587)	(587)	—	—	(587)	(587)
Solar development expenditures	(29)	(29)	—	—	(29)	(29)
Other net investing activities	(24)	(24)	—	—	(24)	(24)

Free cash flow	$1,424	$1,625	$(186)	$(166)	$1,238	$1,458
Working capital and margin deposits	(25)	(25)	—	—	(25)	(25)
Solar development expenditures	29	29	—	—	29	29
Taxes related to Alcoa Settlement	45	45	—	—	45	45
Transition and merger expenses	156	156	—	—	156	156
Generation plant retirement expenses	—	—	26	26	26	26
Transition capital expenditures	45	45	—	—	45	45

Adjusted free cash flow	$1,675	$1,875	$(160)	$(140)	$1,515	$1,735

Vistra Energy – Press Release

May 4, 2018, Page 13

VISTRA ENERGY CORP.

REG G RECONCILIATIONS – 2019 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$1,029	$1,264	$(70)	$(60)	$959	$1,204
Income tax expense	248	313	—	—	248	313
Interest expense and related charges	555	555	—	—	555	555
Depreciation and amortization	1,339	1,339	—	—	1,339	1,339

EBITDA before adjustments	$3,171	$3,471	$(70)	$(60)	$3,101	$3,411
Unrealized net (gain) loss resulting from hedging transactions	(83)	(83)	—	—	(83)	(83)
Adjusted EBITDA from unconsolidated investments and exclude noncontrolling interest	(7)	(7)	—	—	(7)	(7)
Fresh start accounting impacts	17	17	—	—	17	17
Impacts of Tax Receivable Agreement	55	55	—	—	55	55
Reorganization and restructuring expenses	—	—	—	—	—	—
Transition and merger expenses	8	8	—	—	8	8
Other, net	39	39	—	—	39	39

Adjusted EBITDA	$3,200	$3,500	$(70)	$(60)	$3,130	$3,440
Interest payments	(551)	(551)	—	—	(551)	(551)
Tax payments	111	111	—	—	111	111
Tax receivable agreement payments	—	—	—	—	—	—
Working capital and margin deposits	23	23	—	—	23	23
Reclamation and remediation	(73)	(73)	(100)	(100)	(173)	(173)
Other changes in operating assets and liabilities	(56)	(56)	20	30	(36)	(26)

Cash provided by operating activities	$2,653	$2,953	$(150)	$(130)	$2,504	$2,824
Capital expenditures including nuclear fuel	(606)	(606)	—	—	(606)	(606)
Solar development expenditures	—	—	—	—	—	—
Other net investing activities	(5)	(5)	—	—	(5)	(5)

Free cash flow	$2,042	$2,342	$(150)	$(130)	$1,893	$2,213
Working capital and margin deposits	(23)	(23)	—	—	(23)	(23)
Solar development expenditures	—	—	—	—	—	—
Taxes related to Alcoa Settlement	—	—	—	—	—	—
Transition and merger expenses	8	8	—	—	8	8
Generation plant retirement expenses	—	—	—	—	—	—
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow	$2,050	$2,350	$(150)	$(130)	$1,900	$2,220

Vistra Energy – Press Release

May 4, 2018, Page 14

VISTRA ENERGY CORP.

REG G RECONCILIATIONS – 2019 GUIDANCE (ILLUSTRATIVE)

(Unaudited) (Millions of Dollars)

	Illustrative
	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$1,088	$1,323	$(70)	$(60)	$1,018	$1,263
Income tax expense	264	329	—	—	264	329
Interest expense and related charges	555	555	—	—	555	555
Depreciation and amortization	1,339	1,339	—	—	1,339	1,339

EBITDA before adjustments	$3,246	$3,546	$(70)	$(60)	$3,176	$3,486
Unrealized net (gain) loss resulting from hedging transactions	(83)	(83)	—	—	(83)	(83)
Adjusted EBITDA from unconsolidated investments and exclude noncontrolling interest	(7)	(7)	—	—	(7)	(7)
Fresh start accounting impacts	17	17	—	—	17	17
Impacts of Tax Receivable Agreement	55	55	—	—	55	55
Reorganization and restructuring expenses	—	—	—	—	—	—
Transition and merger expenses	8	8	—	—	8	8
Other, net	39	39	—	—	39	39

Adjusted EBITDA	$3,275	$3,575	$(70)	$(60)	$3,205	$3,515
Interest payments	(551)	(551)	—	—	(551)	(551)
Tax payments	111	111	—	—	111	111
Tax receivable agreement payments	—	—	—	—	—	—
Working capital and margin deposits	23	23	—	—	23	23
Reclamation and remediation	(73)	(73)	(100)	(100)	(173)	(173)
Other changes in operating assets and liabilities	(31)	(31)	20	30	(11)	(1)

Cash provided by operating activities	$2,753	$3,053	$(150)	$(130)	$2,603	$2,923
Capital expenditures including nuclear fuel	(606)	(606)	—	—	(606)	(606)
Solar development expenditures	—	—	—	—	—	—
Other net investing activities	(5)	(5)	—	—	(5)	(5)

Free cash flow	$2,142	$2,442	$(150)	$(130)	$1,992	$2,312
Working capital and margin deposits	(23)	(23)	—	—	(23)	(23)
Solar development expenditures	—	—	—	—	—	—
Taxes related to Alcoa Settlement	—	—	—	—	—	—
Transition and merger expenses	8	8	—	—	8	8
Generation plant retirement expenses	—	—	—	—	—	—
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow	$2,150	$2,450	$(150)	$(130)	$2,000	$2,320